Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 66 and Amendment No. 69, to the Registration Statement on Form N-1A of Ninepoint Energy ETF and Ninepoint Energy Income ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 18, 2024